Exhibit 4.1(h)

                                                FOURTH AMENDMENT dated as of
                                                April 27, 2001 to the Credit
                                                Agreement dated as of July 15,
                                                1999, as amended by the First
                                                Amendment and Waiver dated as of
                                                September 5, 2000, the Second
                                                Amendment dated as of December
                                                29, 2000 and the Third Amendment
                                                dated as of April 2, 2001 (the
                                                "Agreement") by and among Global
                                                Payment Technologies, Inc., a
                                                Delaware corporation (the
                                                "Company") and The Chase
                                                Manhattan Bank, a New York
                                                banking corporation (the
                                                "Lender").


WHEREAS, the Company has requested the Lender to amend certain provisions of the Agreement to the extent set forth below;

WHEREAS, the Lender has agreed, subject to the terms and conditions of this FOURTH AMENDMENT, to amend certain provisions of the Agreement to the extent set forth below;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:


1. Amendment to ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS. Section 1.01. Definitions.

     The definition of "Obligations" contained in Section 1.01. of the Agreement is hereby amended by deleting it in its entirety and substituting therefor the following in place thereof:

     " "Obligations" shall mean all obligations, liabilities and indebtedness of the Company to the Lender, whether now existing or hereafter created, absolute or contingent, direct or indirect, due or not, whether created directly or acquired by assignment or otherwise, (1) arising under or relating to this Agreement, the Notes or any other Loan Document including, without limitation, all obligations, liabilities and indebtedness of the Company with respect to the principal of and interest on the Loans, and the obligations arising under Hedging Agreements with the Lender and all fees, costs, expenses and indemnity obligations of the Company hereunder and under any other Loan Document and (2) arising under foreign currency exchange agreements with the Lender."

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                                      -2-


This FOURTH AMENDMENT shall be construed and enforced in accordance with the laws of the State of New York without reference to principles of conflicts of law.

Capitalized terms used herein and not otherwise defined herein shall have the same meanings as defined in the Agreement.

Except as expressly amended hereby, the Agreement shall remain in full force and effect in accordance with the original terms thereof and is ratified and confirmed.

The agreements herein contained are limited specifically to the matters set forth above and do not constitute directly or by implication an amendment or waiver of any other provision of the Agreement or any Default or Event of Default which may occur or may have occurred under the Agreement.

The Company hereby represents and warrants that, after giving effect to this FOURTH AMENDMENT, (1) no Default or Event of Default exists under the Agreement or any other related document and (2) the representations and warranties contained in Article IV. of the Agreement are true and correct as of the date hereof as if made on the date hereof (unless limited to an earlier date, in which event they shall be true as of such earlier date) after giving effect to this FOURTH AMENDMENT.

Please be advised that should there be a need for further amendments or waivers with respect to these covenants or any other covenants, those requests shall be evaluated by the Lender when formally requested, in writing, by the Company.

This FOURTH AMENDMENT may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one FOURTH AMENDMENT. This FOURTH AMENDMENT shall become effective when duly executed counterparts hereof which, when taken together, bear the signatures of each of the parties hereto shall have been delivered to the Lender.

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                                      -3-


IN WITNESS WHEREOF, the Company and the Lender have caused this FOURTH AMENDMENT to be duly executed by their duly authorized officers, all as of the day and year first above written.


                                            GLOBAL PAYMENT TECHNOLOGIES, INC.

                                            By:    /sig/ Thomas McNeill
                                                -------------------------
                                            Name:   Thomas McNeill
                                            Title:  VP & CFO

                                            GLOBAL PAYMENT TECHNOLOGIES, INC.

                                            By:   /sig/ Stephen Katz
                                                -------------------------
                                            Name:   Stephen Katz
                                            Title:  Chairman & CEO

                                            THE CHASE MANHATTAN BANK

                                            By:  /sig/ Carolyn B. Lattanzi
                                                ----------------------------
                                            Name:  Carolyn B. Lattanzi
                                            Title: Vice President

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                                      -4-


                                     CONSENT

The undersigned, not a party to the Agreement but a "Guarantor" under a Limited Corporate Guaranty executed by the undersigned in favor of the Lender, hereby accepts and agrees to the terms of the FOURTH AMENDMENT contained herein and further acknowledges that its Limited Corporate Guaranty is in full force and effect and is ratified and confirmed.


                                            ABACUS FINANCIAL MANAGEMENT
                                              SYSTEMS LTD. USA


                                            By:    /sig/ Thomas McNeill
                                               ------------------------------
                                            Name:  Thomas McNeill
                                            Title: Treasurer & Secretary

                                            ABACUS FINANCIAL MANAGEMENT
                                              SYSTEMS LTD. USA


                                            By:    /sig/ Stephen Katz
                                               ------------------------------
                                            Name:  Stephen Katz
                                            Title: Chairman & CEO